Exhibit 3.43

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1991) Secretary of State Department of Business Services		SUBMIT IN DUPLICATE
FILED
This space for use by Secretary of State Date Franchise Tax $ Filing Fee $ Approved:
Payment must be made by certified check. cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order. payable to “Secretary of State.”	GEORGE H. RYAN SECRETARY OF STATE

1. CORPORATE NAME: Columbia LaGrange Hospital, Inc.

(The corporate name must contain the word “corporation”, “company,” incorporated,” “limited” or an abbreviation thereof.)

2. Initial Registered Agent:	The Prentice-Hall Corporation System, Inc.
	First Name	Middle Initial	Last name

Initial Registered Office:	33 North LaSalle Street
	Number	Street	Suite #

	Chicago, Illinois	60602	Cook
	City	Zip Code	County

3.   Purpose or purposes for which the corporation is organized:

      (It not sufficient space to cover this point, add one or more sheets of this size.)

(1) To acquire by construction, purchase, exchange or by other means, and thereafter to own, maintain, operate and carry on, or to sell or otherwise dispose of hospitals and/or other establishments suitable for care and treatment of persons and the performance of any and all matters incidental thereto, or connected therewith, in the doing and performing of any and all acts or things necessary, proper or convenient for or incidental to the furtherance or the carrying out of the purposes or powers herein mentioned; and

(2) To engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Illinois Business Corporation Act.

4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$1.00	1,000	1,000	$1,000.00
TOTAL				$1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative right in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: Three (3)

	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address
Stephen T. Braun	201 West Main Street, Louisville, KY 40202
David C. Colby	201 West Main Street, Louisville, KY 40202
Richard A. Schweinhurt	201 West Main Street, Louisville, KY 40202

6. OPTIONAL:	(a	)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

	(b	)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	(c	)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

	(d	)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating Internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true

Dated January 26, 1995.

	Signature and Name		Address

1.	/s/ Emily G. Hall	1.	201 West Main Street
	Signature		Street

	Emily G. Hall		Louisville, KY 40202
	(Type or Print Name)		City/Town State Zip Code

2.		2.
	Signature		Street

	(Type or Print Name)		City/Town State Zip Code

3.		3.
	Signature		Street

	(Type or Print Name)		City/Town State Zip Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: It a corporation acts as incorporator. the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State

Department of Business Services

CP0063977 File #5817-583-8

Form BCA-5.10 NFP-105.10 (Rev. Jan. 1999)

Jesse White Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-3647 http://www.sos.state.il.us
SUBMIT IN DUPLICATE

	FILED	This space for use by Secretary of State

STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE	FEB 06 2002	Date 2-6-02
Filing Fee $5
JESSE WHITE
	SECRETARY OF STATE	Approved: lt
Remit payment in check or money order, payable to “Secretary of State.”

Type or print in black ink only.

See reverse side for signature(s).

1.	CORPORATE NAME: Columbia LaGrange Hospital, Inc.

2.	STATE OR COUNTRY OF INCORPORATION: Illinois

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent:	Prentice-Hall Corporation
	First Name	Middle Name	Last Name

Registered Office:	33 North LaSalle Street
	Number	Street Suite No. (A P.O. Box alone is not acceptable)

	Chicago	60602	Cook
	City	ZIP Code	County

4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent:	CT Corporation System
First Name Middle Name Last Name

Registered Office:	208 South LaSalle Street
Number Street Suite No. (A P.O. Box alone is not acceptable)

Chicago 60604 Cook
City ZIP Code County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)

a. ☒ By	resolution duly adopted by the board of directors. (Note 5)

b. ☐ By	action of the registered agent. (Note 6)

NOTE: When the registered agent changes, the signatures of both president and secretary are required.

7.	(If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	December 20	, 2001	Columbia LaGrange Hospital, Inc.
	(Month & Day)	(Year)	(Exact Name of Corporation)

attested by	/s/ Mary R. Adams	by	/s/ Jennifer Aultman
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Mary R. Adams, Power of Attorney		Jennifer Aultman, Power of Attorney
	(Type or Print Name and Title)		(Type or Print Name and Title)

If change of registered office by registered agent, sign here. See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated_____________________________________________,	_____	_______________________________________________
(Month & Day)	(Year)	(Signature of Registered Agent of Record)

NOTES

1.	The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by the president (or vice-president) and by the secretary (or an assistant secretary).

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.

POWER OF ATTORNEY

NOTICE IS HEREBY GIVEN THAT HCA Inc. (“Corporation”), a corporation incorporated under the laws of Delaware does hereby appoint Jennifer F. Aultman and Mary R. Adams as attorney-in-fact for the Corporation to act for the Corporation and subsidiaries of the Corporation attached hereto as Exhibit A (the “Subsidiaries”) in the Corporation’s and Subsidiaries’ names for the limited purposes authorized herein.

The Corporation and Subsidiaries, having taken all necessary steps to authorize the changes, hereby grants its attorney-in-fact the power to execute the documents necessary to change the Corporation’s and Subsidiaries’ registered agent and registered office, or the agent and office of similar import, in any state.

This Power of Attorney expires when revoked by the Corporation or Subsidiaries.

IN WITNESS WHEREOF the undersigned has executed this Power of Attorney on this 29th day of November, 2001.

John M. Franck II Vice President

Sworn and subscribed before me this 29th day of November, 2001.

Notary Public, State of Tennessee Commission Expires: July 27, 2002